UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2019

THE TORO COMPANY

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-8649	41-0580470
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8111 Lyndale Avenue South Bloomington, Minnesota		55420
(Address of principal executive offices)		(Zip Code)

(952) 888-8801

Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	TTC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

After more than 13 years of service to The Toro Company (“Toro”), on November 8, 2019, Timothy P. Dordell, Vice President, Secretary and General Counsel, notified Toro of his decision to retire, effective January 10, 2020. Amy E. Dahl, who joined Toro in 2007 and served in various legal roles including Assistant General Counsel and Assistant Secretary, will succeed Mr. Dordell as General Counsel. Ms. Dahl, who currently serves as Vice President, Human Resources and Distributor Development, will become Vice President, Human Resources, Distributor Development and General Counsel, following Mr. Dordell’s retirement. Ms. Dahl will also assume Mr. Dordell’s role as Corporate Secretary of Toro.

Section 9 – Financial Statements and Exhibits

Item 9.01Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Description
99.1	Organizational Announcement dated November 12, 2019 (furnished herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE TORO COMPANY
(Registrant)

Date: November 12, 2019	By:	/s/ Richard M. Olson
Richard M. Olson
Chairman, President and Chief Executive Officer

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